      As filed with the Securities and Exchange Commission on July 31, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                ---------------
                             BUSINESS OBJECTS S.A.
            (Exact name of Registrant as specified in its charter)

     Republic of France                                       None
-------------------------------              ---------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                          157/159 rue Anatole France
                               Levallois-Perret
                                 France 92300
  (Address, including zip code, of Registrant's principal executive offices)
                                ---------------
          1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                   FRENCH EMPLOYEE SAVINGS PLAN, AS AMENDED
                      1999 STOCK OPTION PLAN, AS AMENDED
                          (Full titles of the Plans)
                                ---------------

                          Clifton Thomas Weatherford
                            Chief Financial Officer
                           Business Objects Americas
                               2870 Zanker Road
                          San Jose, California 95134
                                (408) 953-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copy to:
                             Steven Bernard, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300
                                ---------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed Maximum      Proposed Maximum        Amount of
            Title of Securities                  Amount to be       Offering Price           Aggregate         Registration
              to be Registered                   Registered            Per Share          Offering Price            Fee
----------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value
 one French franc per share (1).............
----------------------------------------------------------------------------------------------------------------------------------
1995 International Employee Stock Purchase          200,000             $80.86              $ 16,172,000 (2)       $ 4,495.84
 Plan.......................................
----------------------------------------------------------------------------------------------------------------------------------
French Employee Savings Plan................         75,000             $80.86              $  6,064,500 (2)       $ 1,685.93
----------------------------------------------------------------------------------------------------------------------------------
1999 Stock Option Plan......................      3,000,000             $95.13              $285,390,000 (3)       $79,338.42
==================================================================================================================================

(1) American Depositary Shares evidenced by American Depository Receipts that are issuable upon deposit of the Ordinary Shares with The Bank of New York as Depository registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-83164).
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $80.86 per share (85% of $95.13, which was the average of the bid and ask closing price of the Registrant's American Depository Shares on July 26, 2000).
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $95.13 per share (the average of the bid and ask closing price of the Registrant's American Depository Shares on July 26, 2000.)
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note
----------------

     This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 200,000 shares of the Registrant's Ordinary Shares to be issued pursuant to the Registrant's 1995 International Employee Stock Purchase Plan, as amended (the "1995 Plan"), (ii) an additional 75,000 shares to be issued under the Registrant's French Employee Savings Plan, as amended (the "Savings Plan"), and (iii) an additional 3,000,000 shares to be issued pursuant to the Registrant's 1999 Stock Option Plan, as amended (the "1999 Option Plan"). The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the 1995 Plan, the Savings Plan and the 1999 Option Plan (Commission File No. 333-84341) is incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (which incorporates by reference certain portions of the Registrant's definitive notice and proxy statement for its fiscal 1999 Ordinary and Extraordinary Meeting of Shareholders).

          2. The Registrant's Report on Form 10-Q for the quarterly period ended March 31, 2000.

          3. The description of Registrant's Ordinary Shares, nominal value one French franc per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-24720).

     All documents subsequently filed by Registrant, and, to the extent provided therein, any further documents subsequently furnished by the Registrant (including Form 8-Ks), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933, as amended, pursuant to a written agreement with each of its directors and officers.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------
Not applicable.

Item 8.  Exhibits.
         --------

       Exhibit
       Number                               Description of Document
-------------------     --------------------------------------------------------
          3.1           Statuts or charter of the Registrant as amended on March
                        31, 2000 (English translation).

      4.1 (1) Form of Deposit Agreement, as amended and restated on December 30, 1998, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder
                        (including Exhibit A ther eto).

      4.2 (2) 1995 International Employee Stock Purchase Plan, as amended.

      4.3 (2)           French Employee Savings Plan, as amended.

      4.4 (2)           1999 Stock Option Plan, as amended.

          5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

         23.1           Consent of Ernst & Young LLP, independent accountants.

         23.2           Consent of Stibbe, Simont, Monahan, Duhot & Giroux
                        (included in Exhibit 5.1).

         24.1           Powers of Attorney (included on signature page).


(1) Incorporated by Reference to Exhibit 4.0 to the Registrant's Annual Report on Form 10-K (File No. 000-24720) filed with the Commission on March 30, 2000.
(2) Incorporated by Reference to the Addendum to the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 000-24720) filed with the Commission on April 24, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on July 28, 2000.

                             BUSINESS OBJECTS S.A.

                             By: /s/ Bernard Liautaud
                                 --------------------
                                 Bernard Liautaud,
                                 Chairman, President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Liautaud and Clifton T. Weatherford and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on July 28, 2000, by the following persons in the capacities indicated.

            Signature                                       Title                                 Date
----------------------------------   -----------------------------------------------       -----------------
  /s/ Bernard Liautaud               Chairman of the Board, President and Chief               July 28, 2000
----------------------------------   Executive Officer (Principal Executive Officer)
  Bernard Liautaud

  /s/ Clifton T. Weatherford         Chief Financial Officer and Senior Group Vice            July 28, 2000
----------------------------------   President (Principal Financial and Accounting
  Clifton T. Weatherford             Officer)

  /s/ Bernard Charles                Director                                                 July 28, 2000
----------------------------------
  Bernard Charles

  /s/ Vincent Worms                  Director                                                 July 28, 2000
----------------------------------
  Vincent Worms

  /s/ Arnold N. Silverman            Director                                                 July 28, 2000
----------------------------------
  Arnold N. Silverman

                                     Director
----------------------------------
  Alert Eisenstat

                               Index to Exhibits
                               -----------------

       Exhibit
       Number                                 Description of Document
-------------------     --------------------------------------------------------
          3.1           Statuts or charter of the Registrant as amended on March
                        31, 2000 (English translation).

      4.1 (1) Form of Deposit Agreement, as amended and restated on December 30, 1998, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder
                        (including Exhibit A thereto).

      4.2 (2) 1995 International Employee Stock Purchase Plan, as amended.

      4.3 (2)           French Employee Savings Plan, as amended.

      4.4 (2)           1999 Stock Option Plan, as amended.

          5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

         23.1           Consent of Ernst & Young LLP, independent accountants.

         23.2           Consent of Stibbe, Simont, Monahan, Duhot & Giroux
                        (included in Exhibit 5.1).

         24.1           Powers of Attorney (included on signature page).


(1) Incorporated by Reference to Exhibit 4.0 to the Registrant's Annual Report on Form 10-K (File No. 000-24720) filed with the Commission on March 30, 2000.
(2) Incorporated by Reference to the Addendum to the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 000-24720) filed with the Commission on April 24, 2000.